EXHIBIT 23.01



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:

We consent to the use of our report dated March 28, 2003, with respect to the consolidated balance sheets of Ambac Financial Group, Inc. as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference.




/s/ KPMG LLP
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KPMG LLP
New York, New York
October 30, 2003